EXHIBIT 23.1
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-103071, 333-119862 and 333-132174) and the Registration Statement Form S-3 (No. 333-128211) of our report dated December 7, 2006 with respect to the fiscal year 2006 consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Argon ST, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2006.
Grant Thornton LLP
McLean, Virginia
December 7, 2006

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